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Maria Calero (787) 751-6640

Evelyn Vega (787) 777-4546

SANTANDER BANCORP REPORTS A SUBSTANTCIAL IMPROVEMENT IN FINANCIAL EARNINGS FOR THE FOURTH QUARTER OF 2003

Net income for the quarter ended December 31, 2003 amounted to $15.7 million, an improvement of $17.1 million over the net loss of $1.4 million reported in the fourth quarter of 2002.

Earnings per common share for the quarter ended December 31, 2003 amounted to $0.28 per share, an improvement of $0.34 compared to a loss of $0.06 per share for the same quarter in 2002.

Net income for the year ended December 31, 2003 amounted to $39.4 million, a 53.2% improvement over net income of $25.8 million reported for the year ended December 31, 2002.

Earnings per common share for the year ended December 31, 2003 amounted to $0.76 per share, a 55.1% improvement compared to $0.49 per common share for the same period in 2002.

For the year and the quarter ended December 31, 2003, fee income increased 17.0% and 18.3%, respectively.

Net loans, including loans held for sale, reached $4.1 billion as of December 31, 2003, reflecting an increase of 9.2% compared to $3.8 billion as of December 31, 2002.

Non-performing loans to total loans improved to 2.33% as of December 31, 2003 from 3.20% as of December 31, 2002, a reduction of 87 basis points.

Allowance for loan losses to non-performing loans improved from 46.95% as of December 31, 2002 to 71.74% as of December 31, 2003.

Customer Financial Assets Under Control (consisting of bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual funds assets under managementmanaged, and trust, institutional and private accounts under management) increased year over year by $896 million to $10.1 billion.

San Juan, Puerto Rico, January 20, 2004 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP), reported today its unaudited financial results for the fourth quarter and year ended December 31, 2003. The financial results for the fourth quarter of 2003 continue to reflect a positive trend and confirm the Companys focus and commitment to regaining market share and profitability,. The Companys net income improved by showing an improvement in net income of $17.1 million improvement when compared to the fourth quarter of 2002. The net income for the year ended December 31, 2003 amounted to $39.4 million, an improvement of $13.7 million or 53.2% when compared to the same period in 2002.

During the fourth quarter of 2003, the acquisition of Santander Securities Corporation ("Santander Securities"), previously a subsidiary of Banco Santander Central Hispano, S.A. ("Santander Group"), was completed. Santander Securities is the second largest full-service securities broker-dealer in Puerto Rico and has a wholly owned subsidiary named Santander Asset Management Corporation engaged in the money management and investment advisory business. The Company acquired Santander Securities for $62 million in cash. This transaction was recorded at historical cost, and financial statements and related financial data have been consolidated for all periods presented. As a result of this transaction, the Company is now a full service financial institution offering a broad range of products and services under a single brand name. The Companys organizational structure is as follows:

For the quarter ended December 31, 2003, net income amounted to $15.7 million or $0.28 per common share compared to a net loss of $1.4 million or a loss of $0.06 per common share for the fourth quarter of 2002. Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 8.89% and 0.87%, respectively, for the quarter ended December 31, 2003, compared to (1.94)% and (0.09)%, respectively, for the fourth quarter of 2002. The Efficiency Ratio1 improved to 66.15% for the fourth quarter of 2003, compared to 75.87% reported during the fourth quarter of 2002. The improvement in the efficiency ratio during the fourth quarter of 2003, when compared to the same quarter of 2002, is a direct result of higher revenues.

Net income for the year ended December 31, 2003 reached $39.4 million, or $0.76 per common share, an increase of 53.2% over net income for the year ended December 31, 2002 of $25.8 million or $0.49 per common share. ROE and ROA were 6.08% and 0.59%, respectively at December 31, 2003, an increase of 212 basis points in ROE and 14 basis points in ROA, when compared to ROE and ROA of 3.96% and 0.45%, respectively at December 31, 2002. The Efficiency Ratio1 for the years ended December 31, 2003 and 2002 were 70.10% and 69.56%, respectively.

Income Statement

The $17.1 million improvement in net income for the fourth quarter of 2003 compared to the same period in 2002 was principally due to an increase of $10.5 million in net interest income, an increase of $6.3 million in other income, a reduction of $3.1 million in the provision for loan losses, and an increase in income tax credit of $1.8 million. These changes were partially offset by an increase of $4.6 million in operating expenses, resulting primarily from increases in variable commissions paid in Santander Securities driven by an increases in broker/dealer fee income earned during the year, and an increase in Electronic Data Processing ("EDP") related expenses at Banco Santander Puerto Rico as a result of the completion of the systems conversion during the first half of the year.

The increase of $13.7 million or 53.2% in net income for the year ended December 31, 2003 compared to the same period in 2002 was principally due to an increase in other income of $18.8 million, a decrease of $13.9 million in the provision for loan losses and a reduction of $3.6 million in income tax expense. These changes were partially offset by a reduction of $12.2 million in net interest income and an increase of $10.4 million in other expenses.

For the quarter ended December 31, 2003, net interest income1 amounted to $59.9 million, an increase of 24.3% compared to $48.2 million for the fourth quarter in 2002. The improvement in net interest income1 was due to an increase in average interest earning assets, together with a decrease in the cost of funds that was partially offset by lower yields on earning assets and a higher average balance of interest bearing liabilities. For the year ended December 31, 2003, net interest income1 was $210.8 million compared to $218.6 million for the same period in 2002. This decrease was due primarily to lower yields on interest earning assets, partially offset by lower cost of funds. The Company restructured its balance sheet and improved its net interest margin by repositioning the investment portfolio to higher yielding securities. On the liability side, there has been a shift from higher cost time deposits to savings deposits and short-term borrowings. During the third quarter of 2003, the Company launched a new campaign to enhance brand awareness resulting in an increase in average loans and deposits during the fourth quarter.

The provision for loan losses reflected a decrease from $18.1 million for the quarter ended December 31, 2002 to $15.0 million for the fourth quarter of 2003. For the years ended December 31, 2003 and 2002, the provision for loan losses was $49.7 million and $63.6 million, respectively, reflecting a reduction of $13.9 million. The reduction in the provision for loan losses was due to a decrease in non-performing loans and lower net charge-offs for the periods.

Other operating income (excluding gains on sale of securities) reached $27.0 million for the quarter ended December 31, 2003, a 25.6% improvement compared to $21.5 million for the quarter ended December 31, 2002. This increase was related to growth in fee income from the broker/dealer, asset management and insurance operations of $3.6 million, a gain of $1.4 million on the sale of a loan to an unrelated third party, and a gain of $1.4 million on the sale of mortgage loans. These increases were partially offset by a decrease in gains on future contracts of $1.2 million.

Other operating income (excluding gains on sale of securities) for the years ended December 31, 2003 and 2002 reached $109.2 million and $88.9 million, respectively, reflecting an improvement of 22.8%. This improvement was due to an increase in fee income from the broker/dealer, asset management and insurance operations of $14.2 million, an increase in gains on sales of mortgage loans of $6.9 million, gains on sales of other real estate owned of $2.1 million, and a gain on sale of a loan of $1.4 million. These gains were partially offset by lower mortgage servicing recognized of $3.0 million and lower service charges on deposit accounts of $1.4 million.

For the quarter ended December 31, 2003, the Efficiency Ratio1 improved 972 basis points to 66.15%, compared to 75.87% for the quarter ended December 31, 2002 and reflected a slight improvement over the ratio for the third quarter of 2003 at 67.65%. This improvement was mainly a result of higher revenues (excluding gains on sales of securities) during the quarter ended December 31, 2003. The Efficiency Ratio1 for the years ended December 31, 2003 and 2002 was 70.10% and 69.56%, respectively. Higher operating expenses in 2003 impacted this ratio.

Operating expenses reflected an increase of $4.6 million for the quarter ended December 31, 2003 compared to the same quarter in 2002, due mainly to an increase in salaries and employee benefits of $3.4 million, mostly as a result of higher commissions paid in the broker-dealer operations, and an increase of $1.4 million in EDP servicing and technical expenses.

For the year ended December 31, 2003, operating expenses increased $10.4 million compared to the same period in 2002. Salaries and employee benefits increased $4.2 million due principally to higher commissions and bonuses paid in the broker-dealer operations, and partially offset by an increase in deferred loan origination costs. EDP servicing and technical expenses increased $7.5 million during 2003 compared to 2002 as a result of the conversion to Santander Groups regional technological platform (ALTAIR), and the provision for repossessed assets increased $2.0 million over the same period. These increases were partially offset by a reduction of $3.5 million in the amortization of intangibles due to the final amortization of core deposits during 2003 and lower amortization of mortgage servicing rights.

Balance Sheet

Total assets as of December 31, 2003 reached $7.4 billion, compared to $7.1 billion reported as of December 31, 2002. There was a decrease of $245 million in cash and cash equivalents, an increase in investment securities of $130 million and an increase of $349 million in net loans, including loans held for sale. During the year 2003, the Bank focused on retail / commercial deposits and phased out higher cost wholesale deposits, resulting in a decrease in deposits of $377 million as of December 31, 2003, compared to the figures reported at December 31, 2002.

During the third quarter of 2003 the Company sold its software developed for internal use to an affiliate at book value, for approximately $42 million. As a result of this transaction, the Companys expense related to the use of this software will be reduced by approximately $4.1 million annually.

As a result of managements efforts to recover market share, the net loan portfolio, including loans held for sale, reflected a $349 million or 9.2% increase, reaching $4.1 billion at December 31, 2003, compared to the figures reported at December 31, 2002. There was an increase of $402.5 million or 38.0%, in the mortgage loan portfolio that was due to the purchase of a $236 million mortgage loan portfolio during the first quarter of 2003 along with an increase in mortgage loans origination. The commercial loan portfolio also reflected an increase of $85.7 million or 3.8%. These increases were partially offset by a decrease in the consumer loan portfolio due to more selective lending criteria and to the runoff of the auto loan portfolio as a result of the Companys decision in 2001 to withdraw from that market.

On December 26, 2003, the Company redeemed its 7% Noncumulative Series A Preferred Stock at a price of $26.00 per share, which included a redemption premium of $2.6 million. The redemption premium of the preferred stock represented a reduction in earnings per common shares of $0.06 for the year and quarter ended December 31, 2003.

Financial Strength

Non-performing loans to total loans as of December 31, 2003 amounted to 2.33%, an 87 basis point reduction of the reported 3.20% as of December 31, 2002. Non-performing loans at December 31, 2003 amounted to $98.4 million, a 20.3% improvement compared to $123.4 million at December 31, 2002. There has been an improving trend in this indicator during 2003. During the first quarter of 2003 the Company sold several non-performing loans at net book value of $11.9 million to an affiliate.

The annualized ratio of net charge-offs to average loans for the quarter ended December 31, 2003 decreased to 0.86% from 1.88% reported for the quarter ended December 31, 2002. Net charge offs for the fourth quarter of 2003 decreased $9.6 million, or 51.9%, compared to the fourth quarter of 2002. The Company's efforts are directed to continue improving this ratio.

The allowance for loan losses represents 1.67% of total loans as of December 31, 2003, an increase of 17 basis points over the 1.50% reported as of December 31, 2002. The allowance for loan losses to total non-performing loans at December 31, 2003 stood at 71.74%. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 152.83%. The Company has increased its Allowance for Loan Losses through periodic charges to the provision for loan losses. This item is reviewed on a recurring basis considering an ongoing assessment of the Companys credit exposure and a number of other relevant variables. The level of the Allowance for Loan Losses is subject to changes in internal and external factors affecting the level of non-performing loans and credit risk of the loan portfolio.

As of December 31, 2003, total capital to risk-adjusted assets (BIS ratio) reached 10.41% and Tier I capital to risk-adjusted assets and leverage ratios were 9.16% and 6.22%, respectively.

Customer Financial Assets Under Control

Santander BanCorp is driven by a client focused approach organization that seeks to earn the trust of customers to manage their financial assets. As of December 31, 2003, the Company had over $10.1 billion in Customer Financial Assets Uunder Control, which represents a $896 million increase over balances as of December 31, 2002. This represents is an important significant amount part of the financial assets of Puerto Rico households and provides areflects the Companys unique strongpositioning to the Company positioning in its primary market. The Customer Financial Assets Uunder Control includes bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual funds assets under managementmanaged, and trust, institutional and private accounts under management.

Shareholder Value

During 2003, the Companys common stock price per share increased from $12.67 to $24.35, representing a 92.2% growth of 92.2% and a $495 million increase in reconstructed aggregate shareholder value.

During the fourth quarter of 2003, Santander BanCorp once again declared a cash dividend of 11 cents per common share to its common shareholders of record as of December 9, 2003, payable on January 2, 2004, resulting in an annualized dividend yield of 1.81%.

As of December 31, 2003, under the Stock Repurchase Program, the Company had acquired a total of 4,011,260 shares of common stock, amounting to $67.6 million. The Board of Directors approved an extension to the program in November 2002, under which Santander BanCorp may repurchase up to 928,204 additional shares. As of December 31, 2003, 325,100 shares, or 35% of the shares under the extended program have been repurchased. There were no stock repurchases during the last three quarters of 2003.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 27 years. It offers a full array of services through 66 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,400 employees., with 66 branches. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Companys website at www.santandernet.com.

Banco Santander Central Hispano, S.A. (SAN.MC, STD.N) is the largest financial group in Spain and Latin America by profits, and the second largest bank in the Euro Zone by market capitalization. Founded in 1857, it has forged important business initiatives in Europe, including a 15-year old alliance with The Royal Bank of Scotland, ownership of the third largest banking group in Portugal and the leading independent consumer finance franchise in Germany.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its managements assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.